UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 10, 2017

SECURE POINT TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

215 Depot Court SE

Leesburg, VA 20175

 (Address of Principal Executive Offices, including Zip Code)

(212) 752-1700

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On June 20, 2017, Secure Point Technologies Inc. (the “Company”) executed a non-binding Letter of Intent (the “LOI”) to acquire Vivos BioTechnologies, Inc. (“Vivos”) in a reverse merger as part of the Company’s plan to emerge from Chapter 11 bankruptcy (the “Transaction”).  Under the terms of the LOI, the Company’s pre-Transaction shareholders will own 33% of the combined company, subject to reduction to 22.5% if certain performance thresholds are met by 2019 or 2020, as set forth in the LOI. Pursuant to the LOI, the Transaction is subject to the satisfaction of certain conditions, including the Company having $7,000,000 of cash on hand, confirmation of the Company's pPlan of Reorganization, the vote of shareholders in favor of the Plan Reinvestment Option pursuant to the Plan of Reorganization, the approval of the Transaction by the Company’s stockholders upon emergence from Chapter 11 and the conversion of the Company to a Delaware corporation. A copy of the LOI is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 6, 2017, the Company issued a press release announcing the execution of the LOI.  The press release is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

About Vivos

Vivos owns a proprietary, patented technology for non-surgical enhancement of a person’s upper airway to resolve the serious medical condition known as sleep apnea.  The Vivos DNA Appliance System has been effective in the resolution of Obstructive Sleep Apnea (OSA) and other sleep and breathing disorders in both children and adults.  Sleep Apnea, is typically treated with a Continuous Positive Airway Pressure device or CPAP, which is thought to be the most effective treatment, though it is not a cure.  However, patients frequently stop using the CPAP device after a short period of time, thus leaving themselves vulnerable to the medical complications from Sleep Apnea. Patients who successfully complete the 12-24 month Vivos treatment may no longer require (CPAP) or Mandibular Advancement (oral devices worn while sleeping over a lifetime).  The FDA cleared Vivos oral appliance treatment is an all-natural, non-invasive, non-pharmaceutical solution effective in addressing some of the underlying causes of OSA.  Researchers have published about 80 clinical studies showing clear and compelling evidence of changes in the overall size and position of the upper airway and surrounding facial structures.  Many of these articles can be found on the Vivoslife.com website.

Statistics regarding the prevalence of sleep disorders in the US vary from study to study, but according to the National Institutes of Health (NIH) website, an estimated 50-70 million American adults suffer with some form of this condition. In addition, the NIH website further states that a comparable percentage (25-30%) of children and adolescents also suffer from sleep disorders.  In the 2011 NIH Sleep Disorders Research Plan the NIH stated that “An estimated 25-30% of the general adult population, and a comparable percentage of children and adolescents, is affected by decrements in sleep health that are proven contributors to disability, morbidity and mortality.”

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Letter of Intent, dated June 20, 2017, by and between the Company and Vivos BioTechnologies, Inc.

99.2	Press Release, dated July 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:   /s/ Robert P. Liscouski

        Name:  Robert P. Liscouski

        Title: President

Date:

July 10, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter of Intent, dated June 20, 2017, by and between the Company and Vivos BioTechnologies, Inc.

99.2	Press Release, dated July 6, 2017